Exhibit 33.3
                                 ------------



Wachovia Mortgage Corporation
401 South Tryon Street, 22nd Floor
Charlotte, NC 28288


[LOGO OMITTED] WACHOVIA                                               WACHOVIA


                             Management Assessment
                             ---------------------

Wachovia Mortgage Corporation (the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-based securities transactions involving first lien mortgage loans (the Platform) as of and for the period ended December 31, 2006 except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B),
1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1l22(d)(3)(iii),
1122(d)(3)(iv), 1122(d)(4)(ii), 1122(d)(4)(xi), 1122(d)(4)(xii),
1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform. With respect to servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv), management has engaged a vendor to perform the activities required by these servicing criteria. The Company's management has determined that the vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17,06, management has asserted that it has policies and procedure in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to the vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria. Exhibit A identifies the individual asset-backed transactions defined by management as constituting the Platform.

The Company's management has assessed the effectiveness of the Company's compliance with the applicable servicing criteria as of and for the period ended December 31, 2006. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. (Exhibit B)

Based on such assessment, management believes that, as of and for the period ended December 31, 2006, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the period ended December 31, 2006. (Exhibit C).


February 27, 2007                             /s/ Timothy Schuck
                                  -------------------------------------------
                                                Timothy Schuck
                                             Senior Vice-President

                                                    2/27/07
                                  -------------------------------------------
                                                     Date

                                   EXHIBIT A
                                   ---------

                                  CSMC 2006-1
                                 CWMBS 2006-J1
                                  MSM 2006-2
                                  CSMC 2006-2
                                 MSM 2006-3AR
                                 MSM 2006-5AR
                                 BSALTA 2006-2
                                  CSMC 2006-3
                                 MSM 2006-6AR
                               BSABS 1 2006-AC3
                                  MSM 2006-7
                                 MSM 2006-8AR
                                  GSR 2006-5F
                                 PRIME 2006-1
                                  GSR 2006-6F
                                  MALT 2006-3
                                 MSM 2006-9AR
                                 NAAC 2006-AF2
                                  CSMC 2006-7
                                 GSAA 2006-14
                                MSM 2006-13ARX
                                   CSAB 06-2
                                 GSAA 2006-16
                                  CSMC 2006-8
                                 NAAC 2006-AR3
                                  CSMC 2006-9
                                 MSM 2006-17XS
                                 NAAC 2006-AR4
                                 GSAA 2006-19
                                  HALO 2006-2
                                 GSAA 2006-20


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



                                                   EXHIBIT B

----------------- ------------------------------------------------------- ------------------------- -------------------
                                                                                 APPLICABLE            INAPPLICABLE
                                                                                  SERVICING             SERVICING
                                    SERVICING CRITERIA                            CRITERIA               CRITERIA
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                                                                           Performed    Performed
                                                                              by           by
    Reference                            Criteria                           Company       Vendor
----------------- ------------------------------------------------------- ------------ ------------ -------------------

                               General Servicing Conditions
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in
1122(d)(1)(i)     accordance with the transaction agreements.                  X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted
                  to monitor the third party's performance and compliance
1122(d)(1)(ii)    with such servicing activities.                              X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
1122(d)(1)(iii)   maintained.                                                                                X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  A fidelity bond and errors and omissions policy is in
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance
1122(d)(1)(iv)    with the terms of the transaction agreements.                X
----------------- ------------------------------------------------------- ------------ ------------ -------------------

                            Cash Collection and Administration
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days
1122(d)(2)(i)     specified in the transaction agreements.                     X          X (1)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Disbursements made via wire transfer on behalf of an
                  obligor or to an investor are made only by authorized
1122(d)(2)(ii)    personnel.                                                   X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Advances of funds or guarantees regarding collection,
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)   approved as specified in the transaction agreements.         X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  The related accounts for the transactions, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained (e.g.,
                  with respect to commingling of cash) as set forth in
1122(d)(2)(iv)    the transaction agreements.                                  X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this criterion,
                  "federally insured depository institution" with respect
                  to a foreign financial institution means a foreign
                  financial institution that meets the requirements of
1122(d)(2)(v)     Rule 13k-1(b)(1) of the Securities Exchange Act.             X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi)    unauthorized access.
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Reconciliations are prepared on a monthly basis for all
                  asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number of
                  days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
1122(d)(2)(vii)   specified in the transaction agreements.                     X
----------------- ------------------------------------------------------- ------------ ------------ -------------------

                            Investor Remittances and Reporting
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Reports to investors, including those to be filed with
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
1122(d)(3)(i)(A)  set forth in the transaction agreements;                                                  X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  (B) provide information calculated in accordance with
1122(d)(3)(i)(B)  the terms specified in the transaction agreements.                                        X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------


                           3


----------------- ------------------------------------------------------- ------------------------- -------------------
                                                                                 APPLICABLE            INAPPLICABLE
                                                                                  SERVICING             SERVICING
                                    SERVICING CRITERIA                            CRITERIA               CRITERIA
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                                                                           Performed    Performed
                                                                              by           by
    Reference                            Criteria                           Company       Vendor
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  (C) are filed with the Commission as required by its
1122(d)(3)(i)(C)  rules and regulations; and                                                                 X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  (D) agree with investors' or the trustee's records as
                  to the total unpaid principal balance and number of
1122(d)(3)(i)(D)  mortgage loans serviced by the Servicer.                                                  X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Amounts due to investors are allocated and remitted in
                  accordance with timeframes, distribution priority and
1122(d)(3)(ii)    other terms set forth in the transaction agreements.                                      X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Disbursements made to an investor are posted within two
                  business days to the Servicer's investor records, or
                  such other number of days specified in the transaction
1122(d)(3)(iii)   agreements.                                                                               X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)    or custodial bank statements.                                                             X (2)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                                Pool Asset Administration
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Collateral or security on mortgage loans is maintained
                  as required by the transaction agreements or related
1122(d)(4)(i)     mortgage loan documents.                                    X (3)                         X (4)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)    required by the transaction agreements.                                                   X (4)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Any additions, removals or substitutions to the asset
                  pool are made, reviewed and approved in accordance with
                  any conditions or requirements in the transaction
1122(d)(4)(iii)   agreements.                                                  X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Payments on mortgage loans, including any payoffs, made
                  in accordance with the related mortgage loan documents
                  are posted to the Servicer's obligor records maintained
                  no more than two business days after receipt, or such
                  other number of days specified in the transaction
                  agreements, and allocated to principal, interest or
                  other items (e.g., escrow) in accordance with the
1122(d)(4)(iv)    related mortgage loan documents.                             X          X (1)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  The Servicer's records regarding the mortgage loans
                  agree with the Servicer's records with respect to an
1122(d)(4)(v)     obligor's unpaid principal balance.                          X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the transaction
1122(d)(4)(vi)    agreements and related pool asset documents.                 X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Loss mitigation or recovery actions (e.g., forbearance
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by the
1122(d)(4)(vii)   transaction agreements.                                      X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Records documenting collection efforts are maintained
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
1122(d)(4)(viii)  (e.g., illness or unemployment).                             X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based
1122(d)(4)(ix)    on the related mortgage loan documents.                      X
----------------- ------------------------------------------------------- ------------ ------------ -------------------


                           4


----------------- ------------------------------------------------------- ------------------------- -------------------
                                                                                 APPLICABLE            INAPPLICABLE
                                                                                  SERVICING             SERVICING
                                    SERVICING CRITERIA                            CRITERIA               CRITERIA
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                                                                           Performed    Performed
                                                                              by           by
    Reference                            Criteria                           Company       Vendor
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Regarding any funds held in trust for an obligor (such
                  as escrow accounts) (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loan, or such other number of days
1122(d)(4)(x)     specified in the transaction agreements.                     X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  Servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
1122(d)(4)(xi)    transaction agreements.                                                                 X (5)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the Servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
1122(d)(4)(xii)   obligor's error or omission.                                                            X (5)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records
                  maintained by the Servicer, or such other number of
1122(d)(4)(xiii)  days specified in the transaction agreements.                                           X (5)
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the
1122(d)(4)(xiv)   transaction agreements.                                     X
----------------- ------------------------------------------------------- ------------ ------------ -------------------
                  Any external enhancement or other support, identified
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)    transaction agreements.                                                                  X
----------------- ------------------------------------------------------- ------------ ------------ -------------------


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


Footnote 1 - Payments On mortgage loans received via a lockbox are collected by a vendor who deposits the funds into the appropriate custodial bank clearing account no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Footnote 2 - Per SEC Telephone Interpretation 11.03, the Company provides information to another servicer (the Master Servicer) that enables the other party to complete its duties under the transaction agreement. The information conveyed to the Master Servicer by the Company is generated by servicing activities that fall under particular criterion in Regulation AB Item 1122(d)(4), Pool Asset Administration. As such, Management's
Assessment addresses the accurate conveyance of the information as part of the applicable Regulation AB Item 1122(d)(4), Pool Asset Administration, criteria.

Footnote 3 - The Company did not own the pool assets when they were placed into a transaction included in the Platform. The Company originated the pool assets in the Platform and sold the pool assets to the parties servicing retained. These third parties subsequently securitized the pool assets. As part of the sale agreement representations and warranties, the Company was responsible for perfection of the mortgage. Per the servicing activities related to this criterion, as outlined in SEC Telephone Interpretation l1.04, the Company's Management Assessment only includes the mortgage protection servicing activity

Footnote 4 - The Company did not own the pool asset when it was placed into a transaction included in the Platform. A third party owner of the pool asset is responsible for the maintenance and safeguarding of the collateral, security, mortgage loan and related documents. As such, these criteria are inapplicable servicing criteria to the Company.

Footnote 5 - The Company has outsourced these servicing criteria to vendors who are providing their own management assessment of the relevant criteria.


                           6